EXHIBIT 10.58



                        LIMITED NON-COMPETITION AGREEMENT

This Limited Non-Competition Agreement ("Agreement"), dated as of September 13, 2002, is entered into by and among Panamerican Beverages, Inc., a sociedad anonima organized and existing under the laws of Panama ("Panamco"), Embotelladora Panamco Tica, S.A., a sociedad anonima organized and existing under the laws of the Republic of Costa Rica ("Panamco Tica"), Florida Ice and Farm Co., a sociedad anonima organized and existing under the laws of the Republic of Costa Rica ("FIFCO"), Florida Bebidas, S.A., a sociedad anonima organized and existing under the laws of the Republic of Costa Rica ("CCR"); Heineken International B.V., a limited liability company organized and existing under the laws of the Netherlands ("Heineken International"); and Heineken Finance N.V., a limited liability company organized and existing under the laws of the Netherlands Antilles ("Heineken Finance") (Panamco, Panamco Tica, FIFCO, CCR, Heineken International and Heineken Finance are collectively referred to herein as the "Parties" and each individually as a "Party").

                                   RECITALS:

     A. Inter-American Financial Corporation (a wholly-owned subsidiary of Panamco), FIFCO and Heineken Finance have entered into a Memorandum of Understanding ("MOU"), dated as of the date hereof, pursuant to which such parties have formed a special purpose vehicle to submit a single bid for the purchase of Coca-Cola de Panama Compania Embotelladora, S.A. and Cerveceria Baru-Panama, S.A.; and

     B. As contemplated by Section 2.06 of the MOU, the Parties desire to enter into this Agreement, pursuant to which Panamco, Panamco Tica (Panamco and Panamco Tica are collectively referred to herein as the "Panamco Entities") agree not to compete in the beer market in Costa Rica pursuant to the terms and conditions set forth herein and pursuant to which FIFCO, CCR (FIFCO and CCR are collectively referred to herein as the "FIFCO Entities"); Heineken Finance and Heineken International (Heineken Finance and Heineken International are collectively referred to herein as the "Heineken Entities") agree not to compete in the carbonated soft drink market in Costa Rica pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

     SECTION 1.01 NON-COMPETITION. The Parties agree that for a period of twenty (20) years after the date hereof, (a) none of the FIFCO Entities or the Heineken Entities or any of their respective current or future affiliates (including parent and subsidiary companies), will engage, either directly or indirectly, in producing, importing, bottling, distributing or selling carbonated soft drinks (not including malt based beverages) in the Republic of Costa Rica and (b) none of Panamco Entities or any of its current or future affiliates, will engage, either directly or indirectly, in producing, importing, bottling, distributing or selling beer (either alcoholic or non-alcoholic) in the Republic of Costa Rica.

     For purposes of this Section 1.01, "engage" shall mean to engage in, or own, manage, operate or control, or actively participate in the ownership, management, operation or control of a business or entity, as a proprietor, partner, stockholder, director, executive, consultant, venturer


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or in any other capacity, other than investments (A) in non-equity securities of a publicly traded company not exceeding the lesser of (x) 15% of the outstanding non-equity securities of any such company or (y) $10 million in value of the outstanding non-equity securities of such company and (B) in equity securities of a publicly traded company not exceeding the lesser of (x) 15% of the outstanding equity securities of any such company or (y) $10 million in value of the outstanding equity securities of such company.

     It is the intent of the Parties that the provisions of this Section 1.01 be given the maximum force, effect and application permissible under applicable law. The Parties agree that the provisions of this Section 1.01 are reasonable with respect to the duration, geographical area and scope of the matters addressed herein.

     SECTION 1.02. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each Party represents and warrants to the other Parties as follows:

     (a) that it is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of incorporation and has the full power and authority to carry on its business as contemplated hereby and fully to perform its obligations under this Agreement;

     (b) that the execution, delivery and performance by it of this Agreement does not and will not (i) contravene, violate or conflict with its by-laws,
(ii) to the best of their knowledge, contravene, violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien pursuant to, any note, bond, mortgage, indenture contract, agreement, lease, license, permit, franchise or other agreement or instrument to which it is a party; and

     (c) this Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy laws and regulations and by general equitable principles.

     SECTION 1.03. NO IMPLIED WAIVERS. The failure of a Party to insist upon or enforce strict performance of any of the provisions of this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provisions, rights and remedies in that or any other instance; rather, the same shall be and remain in full force and effect.

     SECTION 1.04. SEVERABILITY. The invalidity or unenforceability of any provision, clause or part of this Agreement, or the application thereof under certain circumstances, shall not affect the validity or enforceability of the remainder of this Agreement, or the application of such provision, clause or part under other circumstances.

     SECTION 1.05. BINDING EFFECT UPON SUCCESSORS. This Agreement shall be binding upon, and inure for the benefit of, the Parties and their respective successors (including, without limitation, by means of acquisition or merger) and permitted assigns. None of the Parties


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may assign its rights under this Agreement without the prior written consent of the other Parties, provided that a Party may assign such rights to an affiliate without obtaining such consent so long as such assignor remains liable hereunder.

     SECTION 1.06. NOTICES. All notices or other communications permitted or required pursuant to this Agreement shall be in writing and shall be deemed given on the date received, whether by personal delivery or by mail, postage prepaid, certified with return receipt, to the following addresses:

                If to the Panamco Entities:

                        c/o Panamco L.L.C
                        701 Waterford Way
                        Suite 800
                        Miami, Fl 33126
                        Phone: (305) 929-0800
                        Facsimile: (305) 856-3900
                        Attention: General Counsel

                If to the FIFCO Entities:

                        Florida Bebidas, S.A.
                        Florida Ice and Farm Co.
                        APDO. 10021
                        San Jose, Costa Rica
                        Phone:  (506) 221-3722
                        Facsimile: (506) 223-7830
                        Attention: Rodolfo Jimenez


                If to the Heineken Entities:

                        Heineken International B.V.
                        Tweede Weteringplantsoen 21
                        P.O. Box 28, 1000 AA
                        Amsterdam, Netherlands
                        Phone: +31-20-523-9800
                        Facsimile: +31-20-523-9790
                        Attention: Rene Hooft Graafland

                        and

                        Heineken Finance N.V.
                        Kaya W.F.G. (Jombi) Mensing 32
                        P.O. Box 3056
                        Curacao, Netherlands Antilles
                        Phone: 5999 461 5444

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                        Facsimile: 5999 461 5523
                        Attention: Managing Director

     SECTION 1.07. GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the Republic of Costa Rica.

     (b) Any claim, dispute or controversy arising in connection with this Agreement shall be settled by final binding arbitration before the International Chamber of Commerce in New York City, New York. The arbitration shall be heard and determined by a panel of three arbitrators, with the Panamco Entities selecting one arbitrator, the Heineken Entities and FIFCO Entities selecting one arbitrator and the final arbitrator selected by the first two arbitrators. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with law in any court having jurisdiction thereof. The Parties waive, to the fullest extent permitted by applicable law, and agree not invoke or exercise, any rights to appeal, review or impugn such decision or award by any court or tribunal. Either Party shall be entitled to seek interim measures of protection in the form of injunctive relief. At any hearing of oral evidence, each Party shall have the right to present and examine its witnesses and to cross-examine the witnesses of the other Party or Parties and each Party shall have the right to conduct reasonable discovery of the other party. This provision shall survive the termination of this Agreement.

     SECTION 1.08. STATUS OF RELATIONSHIP. No Party is hereby constituted an agent or legal representative of any other Party hereto, and no Party is granted any right or authority hereunder to assume or create any obligation, expressed or implied, or to make any representation, covenant, warranty, or guaranty on behalf of any other party or the SPV, except as provided herein.

     SECTION 1.09. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written.

     SECTION 1.10. NON-DISCLOSURE. Each Party agrees to treat this Agreement and its terms (including its existence) as strictly confidential, and to protect this Agreement and its terms (including its existence) from disclosure to any third party, in whole or part, without the prior written consent of the other Parties. The Parties agree to cause their respective officers, directors, employees, agents and representatives to maintain the confidentiality of this Agreement and its terms in accordance with the provisions of this paragraph. This paragraph shall be subject to any disclosure that may be required by applicable law.

     SECTION 1.11. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. Facsimile signatures shall be treated as originals.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by


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their duly authorized representatives, effective as of the date first written above.

                                  PANAMERICAN BEVERAGES, INC.


                                  By /s/ Annette Frangui
                                     -------------------------------
                                  Name:  Annette Frangui
                                  Title: Authorized Signatory


                                  EMBOTELLADORA PANAMCO TICA, S.A.


                                  By /s/ Carlos Hernandez-Artigas
                                     -------------------------------
                                  Name:  Carlos Hernandez-Artigas
                                  Title: Secretary


                                  FLORIDA ICE AND FARM CO.


                                  By /s/ Pedro Dobles Villela
                                     -------------------------------
                                  Name:  Pedro Dobles Villela
                                  Title: Director General


                                  FLORIDA BEBIDAS, S.A.


                                  By /s/ Pedro Dobles Villela
                                     -------------------------------
                                  Name:  Pedro Dobles Villela
                                  Title: Director General


                                  HEINEKEN INTERNATIONAL B.V.


                                  By /s/ Van Gitters
                                     -------------------------------
                                  Name:  Van Gitters
                                  Title: Director


                                  HEINEKEN FINANCE N.V.


                                  By /s/ RJJ Voorm
                                     -------------------------------
                                  Name:  RJJ Voorm
                                  Title: Director


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